                                                                    EXHIBIT 10.6


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                          EXCO ENERGY INVESTORS, L.L.C.


                     (a Delaware limited liability company)




                       LIMITED LIABILITY COMPANY AGREEMENT





                              --------------------





THE SECURITIES EVIDENCED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. NO TRANSFER OF ANY SECURITIES MENTIONED HEREIN SHALL BE PERMITTED UNTIL THE TRANSFEROR SHALL HAVE COMPLIED WITH ALL RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACTS OR UNTIL THE BOARD OF MANAGERS OF THE COMPANY SHALL HAVE RECEIVED A FAVORABLE OPINION FROM THE COMPANY'S LEGAL COUNSEL, OR FROM LEGAL COUNSEL ACCEPTABLE TO THE BOARD OF MANAGERS, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACTS.


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



                          EXCO ENERGY INVESTORS, L.L.C.

                       LIMITED LIABILITY COMPANY AGREEMENT


                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS............................................................................................1

   1.1   DEFINITIONS..............................................................................................1
   1.2   CONSTRUCTION.............................................................................................4

ARTICLE II. ORGANIZATION..........................................................................................4

   2.1   FORMATION................................................................................................4
   2.2   NAME.....................................................................................................4
   2.3   REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES;  OTHER OFFICES...............4
   2.4   PURPOSES.................................................................................................5
   2.5   FOREIGN QUALIFICATION....................................................................................5
   2.6   TERM.....................................................................................................5
   2.7   NO STATE-LAW PARTNERSHIP.................................................................................6
   2.8   MERGERS AND EXCHANGES....................................................................................6

ARTICLE III. MEMBERSHIP, DISPOSITIONS OF INTERESTS................................................................6

   3.1   MEMBERS..................................................................................................6
   3.2   RESTRICTIONS ON THE DISPOSITION OF AN INTEREST...........................................................6
   3.3   ADDITIONAL MEMBERS.......................................................................................8
   3.4   INFORMATION..............................................................................................8
   3.5   LIABILITY TO THIRD PARTIES...............................................................................9
   3.6   WITHDRAWAL...............................................................................................9
   3.7   LACK OF AUTHORITY........................................................................................9

ARTICLE IV. CAPITAL CONTRIBUTIONS.................................................................................9

   4.1   CAPITAL CONTRIBUTIONS....................................................................................9
   4.2   RETURN OF CONTRIBUTIONS.................................................................................10
   4.3   ADVANCES BY MEMBERS.....................................................................................10
   4.4   CAPITAL ACCOUNTS........................................................................................11

ARTICLE V. ALLOCATIONS AND DISTRIBUTIONS.........................................................................11

   5.1   ALLOCATIONS.............................................................................................11
   5.2   TIME OF ALLOCATION......................................................................................12
   5.3   DISTRIBUTIONS...........................................................................................12
   5.4   WITHHOLDING.............................................................................................14

ARTICLE VI. BOARD OF MANAGERS....................................................................................14

   6.1   MANAGEMENT..............................................................................................14
   6.2   NUMBER AND QUALIFICATIONS...............................................................................15
   6.3   ELECTION AND TERM.......................................................................................15
   6.4   DESIGNATION OF MEMBERS OF THE BOARD OF MANAGERS.........................................................15
   6.5   VACANCY.................................................................................................15
   6.6   REMOVAL.................................................................................................15
   6.7   PLACE OF MEETINGS.......................................................................................15
   6.8   ANNUAL MEETINGS OF MANAGERS.............................................................................15
   6.9   SPECIAL MEETINGS OF THE BOARD OF MANAGERS...............................................................16
   6.10  QUORUM..................................................................................................16

   6.11  ATTENDANCE AND WAIVER OF NOTICE.........................................................................16
   6.12  COMPENSATION OF MANAGERS................................................................................16
   6.13  STANDARDS AND CONFLICTS.  ..............................................................................16
   6.14  AGENTS, OFFICERS AND EMPLOYEES..........................................................................17
   6.15  RELIANCE................................................................................................17
   6.16  COMMITTEE OF MANAGERS...................................................................................17
   6.17  OTHER COMMITTEES........................................................................................17
   6.18  ACTIONS WITHOUT A MEETING AND TELEPHONIC MEETINGS.......................................................17

ARTICLE VII. MEETING OF MEMBERS..................................................................................18

   7.1   MEETINGS................................................................................................18
   7.2   APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS................................................18
   7.3   ACTIONS WITHOUT A MEETING AND TELEPHONIC MEETINGS.......................................................19

ARTICLE VIII. INDEMNIFICATION....................................................................................19

   8.1   INDEMNIFICATION.........................................................................................19
   8.2   ADVANCE PAYMENT.........................................................................................20
   8.3   INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.......................................................20
   8.4   APPEARANCE AS A WITNESS.................................................................................20
   8.5   NONEXCLUSIVITY OF RIGHTS................................................................................20
   8.6   INSURANCE...............................................................................................20
   8.7   MEMBER NOTIFICATION.....................................................................................21
   8.8   SAVINGS CLAUSE..........................................................................................21

ARTICLE IX. TAXES................................................................................................21

   9.1   TAX MANAGER.............................................................................................21
   9.2   TAX RETURNS.............................................................................................21
   9.3   TAX ELECTIONS...........................................................................................21

ARTICLE X. BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS............................................................22

   10.1  MAINTENANCE OF BOOKS....................................................................................22
   10.2  REPORTS.................................................................................................22
   10.3  ACCOUNTS................................................................................................22

ARTICLE XI. BANKRUPTCY OF A MEMBER...............................................................................22

   11.1  BANKRUPT MEMBERS........................................................................................22

ARTICLE XII. DISSOLUTION, LIQUIDATION, AND TERMINATION...........................................................23

   12.1  DISSOLUTION.............................................................................................23
   12.2  LIQUIDATION AND TERMINATION.............................................................................23
   12.3  DEFICIT CAPITAL ACCOUNTS................................................................................24
   12.4  CERTIFICATE OF CANCELLATION.............................................................................24
   12.5  RETURN OF CONTRIBUTION NON-RECOURSE TO OTHER MEMBERS....................................................24

ARTICLE XIII. GENERAL PROVISIONS.................................................................................24

   13.1  OFFSET..................................................................................................24
   13.2  NOTICES.................................................................................................24
   13.3  ENTIRE AGREEMENT; SUPERSEDURE...........................................................................25
   13.4  EFFECT OF WAIVER OR CONSENT.............................................................................25
   13.5  AMENDMENT OR MODIFICATION...............................................................................25
   13.6  BINDING EFFECT..........................................................................................25
   13.7  ARBITRATION.............................................................................................25
   13.8  GOVERNING LAW; VENUE; SEVERABILITY......................................................................26
   13.9  FURTHER ASSURANCES......................................................................................26
   13.10 WAIVER OF CERTAIN RIGHTS................................................................................27
   13.11 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT.......................................................27

   13.12 COUNTERPARTS............................................................................................27

EXHIBIT A  -      Names, Addresses, Commitments and Sharing Ratios of Initial Members

EXHIBIT B  -      Counsel Designees

                          EXCO ENERGY INVESTORS, L.L.C.

                       LIMITED LIABILITY COMPANY AGREEMENT


                  This LIMITED LIABILITY COMPANY AGREEMENT OF EXCO ENERGY INVESTORS, L.L.C. (the "Company"), dated as of October 9, 1998 (this "Agreement"), is made and entered into by and among those persons constituting the Class A Members and those persons constituting the Class B Members, each as set forth on Exhibit "A" hereto and is executed by an authorized representative of each such Member to accept the rights and obligations as a Member hereunder.

                                    ARTICLE I.

                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                  "AFFILIATE" means a specified Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Limited Liability Company Agreement, as the same may be amended from time to time hereafter.

                  "BANKRUPTCY" or "BANKRUPT" means, in respect of any Person, the occurrence of any of the following with respect to such Person:

                  1. such Person shall (i) voluntarily consent to an order for relief by filing a petition for relief under the laws of the United States codified as Title 11 of the United States Code, (ii) seek, consent to, or not contest the appointment of a receiver, custodian, or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of any state or other competent jurisdiction, or (iv) make a general assignment for the benefit of its creditors; or

                  2. (i) a petition is filed against such Person seeking an order for relief under the laws of the United States codified as Title 11 of the United States Code, or seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction, or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of such Person, a receiver, custodian, or trustee for it, or for all or any part of its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within sixty (60) days after its entry.

                  "BOARD OF MANAGERS" means a board comprised of two Managers elected by the Class A Members and one Manager elected by the Class B Members, which, as of the date hereof, shall be comprised of Stephen A. Kaplan and Vincent J. Cebula and Douglas H. Miller, respectively. The Board of Managers shall also include any other Persons who are elected to act as additional members of the Board of Managers as provided herein. Action may be taken or approval given by the Board of Managers (as provided in this Agreement or otherwise) at any given time upon the approval of a majority of the members of the Board of Managers then in office.

                  "CAPITAL ACCOUNT" has the meaning assigned to such term in
         Section 4.4 of this Agreement.

                  "CAPITAL CONTRIBUTION" means any contribution by a Member to the capital of the Company including, without limitation, monies and the Contribution Value of any securities contributed in kind contributed by such Member to the Company in connection with costs, expenses, fees and any other funds requested by the Company.

                  "CERTIFICATE" has the meaning given that term in Section 2.1.

                  "CLASS A MEMBER" means those Members on "Exhibit A" hereto listed as Class A Members.

                  "CLASS B MEMBER" means those Members on "Exhibit A" hereto listed as Class B Members.

                  "CODE" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

                  "COMPANY" means EXCO Energy Investors, L.L.C., a Delaware limited liability company.

                  "CONTRIBUTION DUE DATE" has the meaning assigned to such term in Section 4.1(b) of this Agreement.

                  "CONTRIBUTION VALUE" has the meaning assigned to such term in
         Section 4.1(b) of this Agreement.

                  "DELAWARE ACT" means the Delaware Limited Liability Company Act, and any successor statute, as amended from time to time.

                  "DISPOSE," "DISPOSING" or "DISPOSITION" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

                  "EXCO" means EXCO Resources, Inc., a Texas corporation.

                  "FISCAL YEAR" means the Company's fiscal year, which shall be the calendar year, unless subsequently changed by the Board of Managers.

                  "GENERAL INTEREST RATE" means a varying rate per annum that is equal to the interest rate publicly quoted by Bank of America National Trust and Savings Association, from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate.

                  "MANAGER" means a Person appointed by the Members in accordance with this Agreement to the Board of Managers at any given time.

                  "MEMBER" means all Persons listed on Exhibit "A" hereto, whether Class A Members or Class B Members or otherwise, who have executed this Agreement as of the date of this Agreement as a member of the Company or any Person who hereafter is admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company.

                  "MEMBERSHIP INTEREST" means the interest of a Member in the Company, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve.

                  "OCM" means OCM Principal Opportunities Fund, L.P. and any of its Affiliate successors.

                  "OPERATING EXPENSE" means the costs, expenses or charges incurred by the Company in owning and holding its assets and operating the business of the Company, including without limitation, taxes, interest and third-party debt amortization, insurance premiums, repairs, maintenance, salaries or other compensation, professional fees, wages, utility costs and all other expenses incurred in the day-to-day operation of the Company's business.

                  "PERMITTED TRANSFEREE" means (a) with respect to EXCO and its direct or indirect wholly-owned subsidiaries, a direct or indirect wholly-owned subsidiary of EXCO, but only for so long as such Person continues to be a direct or indirect wholly-owned subsidiary of EXCO,
         (b) with respect to OCM and its Affiliates, any Person, including, but not limited to, any Affiliate of OCM (including limited partners thereof), and (c) with respect to any Member other than EXCO and its wholly-owned direct or indirect subsidiaries or OCM and its Affiliates, a direct or indirect wholly-owned subsidiary of such Member.

                  "PERSON" means an individual, partnership, limited liability company, corporation, joint venture, trust, employee benefit plan, unincorporated association, or other entity or association.

                  "PROFITS" and "LOSSES" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

                  (ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(1) of the Treasury Regulations, and not otherwise taken into account either in computing Profits or Losses or under clause (iii) below shall be subtracted from such taxable income or loss; and

                  (iii) Any income, gain, fees and expenses specially allocated pursuant to Section 5.1(b) and (e) and Section 5.4 shall not be taken into account in computing Profits or Losses.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                  "SHARING RATIO" with respect to any Member that holds Membership Interests, means the applicable percentage stated opposite such Member's name on Exhibit "A" (except as adjusted pursuant to Sections 3.3 and 3.6). Reference in this Agreement to a Member's Sharing Ratio shall mean such Member's Sharing Ratio at the time of determination.

                  "TAX MANAGER" has the meaning given that term in Section 9.1 of this Agreement.

Other terms defined herein have the meanings so given them.

                  1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Certificate and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

                                  ARTICLE II.
                                  ORGANIZATION

                  2.1 Formation. The Company has been organized as a Delaware limited liability company by the filing, as of October 9, 1998, of a Certificate of Formation (the "CERTIFICATE") under and pursuant to the Delaware Act.

                  2.2 Name. The name of the Company is "EXCO Energy Investors, L.L.C." and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

                  2.3 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of Delaware. The initial principal office of the Company shall be at 550 S. Hope Street, Suite 2200, Los Angeles, CA 90071. The Company may have such other offices as the Board of Managers may designate from time to time.

                  2.4 Purposes. The purposes of the Company is to (a) invest in the purchase of assets, bonds, notes, bank debt, royalty interests and equity securities of companies or other businesses engaged in the exploration, development, production, distribution, marketing or refining of oil or natural gas in North America; (b) engage in any other business or activity that now or hereafter may be necessary, incidental, proper, advisable, or convenient to accomplish the foregoing purposes and that is not forbidden by the law of the jurisdiction in which the Company engages in that business; and (c) to carry on any other lawful business, purpose or activity; provided, however, that all investments must be approved by the Board of Managers. The Company shall have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the maximum extent permitted by applicable law and may engage in such purposes or business directly or through one or more branch offices or other business entities as the Board of Managers deems necessary or desirable to do business in the designated jurisdiction.

                  2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

                  2.6 Term. The Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue in full force and effect until the first to occur of (a) September 30, 1999, (b) the date upon which Douglas H. Miller ceases to be the Chief Executive Officer of EXCO or (c) a Change of Control of EXCO. Notwithstanding the foregoing, OCM shall have the option to extend the term of existence of the Company for successive three (3) month-periods until September 30, 2001.

For purposes of this Section 2.6, a "Change of Control" shall have occurred (a) if any Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) other than Douglas H. Miller (together with his Affiliates) or OCM (together with its Affiliates) owns more than 35% of the common stock or 35% of the voting securities of EXCO, (b) if during any consecutive 12-month period, individuals at the beginning of any such 12-month period who constituted the Board of Directors of EXCO (together with any new directors whose election by the Board of Directors of EXCO or whose nomination for election by the directors of EXCO was approved by a vote of a majority of the directors of EXCO then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 66-2/3% of the directors of EXCO then in office, (c) if Douglas H. Miller ceases to own at least 400,000 shares of EXCO common stock (as such number may be further adjusted for stock splits, divisions or combinations) or (d) upon Bankruptcy of EXCO.

                  2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise. This
Section 2.7, however, does not prohibit a Member, in his or its individual or independent capacity, from being associated with another Member in another partnership, venture or entity.

                  2.8 Mergers and Exchanges. The Company may be a party to a merger or consolidation as described in Section 18-209 of the Delaware Act; provided however, that all Members shall vote as a single class for such purposes and shall not be deemed to be part of separate classes or groups.

                                  ARTICLE III.
                      MEMBERSHIP, DISPOSITIONS OF INTERESTS


                  3.1 Members. The Members of the Company are the Persons executing this Agreement as of the date of this Agreement as Members as set forth on "Exhibit A" hereto, each of which is admitted to the Company as a Member or whose prior admission as a Member is reconfirmed effective contemporaneously with the execution by such Person of this Agreement.

                  3.2 Restrictions on the Disposition of an Interest. (a) Except as specifically provided in this Section 3.2, a Disposition of a Membership Interest by a Member may not be effected. Any attempted Disposition by a Person of a Membership Interest, or any part thereof, in or in respect of the Company other than in accordance with this Section 3.2 shall be, and is hereby declared, null and void ab initio.

                  (b) Notwithstanding the provisions of Section 3.2(a) but subject to the other provisions of this Section 3.2, the interest of any Member in the Company may be transferred without the consent of the Board of Managers or any of the Members if the transferee is a Permitted Transferee.

                  (c) The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Section 3.2 have been satisfied and the Board of Managers has received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios after the Disposition of the Member effecting the

Disposition and the Person to which the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which the Membership Interest or part thereof is Disposed is to be admitted to the Company, such representations and warranties with respect to that Person as the Board of Managers reasonably requests. Each Disposition and, if applicable, admission complying with the provisions of this Section 3.2(c) is effective as of the first day of the calendar month immediately succeeding the month in which the Board of Managers receives the notification of Disposition and the other requirements of this Section 3.2 have been met.

                  (d) For a Member to Dispose of a Membership Interest or any part thereof, or of any Person to be admitted to the Company in connection therewith, to exist or be exercised, (i) either: (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Board of Managers to the effect that the Disposition or admission is exempt from registration under those laws, and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Board of Managers to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not (y) result in the Company's being considered to have terminated within the meaning of the Code or (z) cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code. The Board of Managers, however, may waive the requirements of this Section 3.2(d).

                  (e) The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.2(d)) on or before the tenth day after the receipt by that Person of the Company's invoice for the amount due.

                  (f) Notwithstanding any of the other provisions of this Agreement, if a transferee or assignee of an interest in the Company is not admitted as a Member of the Company for any reason, such transferee or assignee is only entitled to receive the share of profits and distributions that the transferor or assignor would have otherwise been entitled. Additionally, such transferee or assignee that is not admitted as a member shall have no right to participate in the management of the Company.

                  (g) The personal representative (or other successor-in-interest) of a deceased Member shall succeed to the deceased Member's interest in the Company. However, such personal representative (or other successor in interest) shall not be entitled to be admitted as a Member without the consent of each other Member in its sole discretion.

                  (h) A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed if, after the Disposition, the Company would be considered to have terminated within the meaning of Section 708 of the Code.

                  3.3 Additional Members. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members on such terms and conditions as may be approved by the Board of Managers prior to such admissions. The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers, and duties, and further providing for appropriate adjustments, if any, in the Members' Capital Accounts and to the definition of "Profits and Losses" in this Agreement. The Members shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment need be executed only by a majority of the Board of Managers. Any such admission also must comply with the provisions of Sections 3.2(c) and is effective only after the new Member has executed and delivered to the Board of Managers a document including the new Member's notice address and its agreement to be bound by this Agreement. The provisions of this Section 3.3 shall not apply to Dispositions of Membership Interests.

                  3.4 Information. (a) In addition to the other rights specifically set forth in this Agreement each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 18-305 of the Delaware Act under the circumstances and subject to the conditions therein stated; provided however, that to the extent not prohibited by the Delaware Act all such rights shall terminate immediately upon such Members' termination as a Member with respect to all such information regardless of the time period to which it relates.

                  (a) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is marked "confidential") and may not disclose it to any person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the other Members promptly of any request for that information before such disclosure if permitted by law), (ii) to advisers or representatives of the Member or Persons to whom that Member's Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the terms of this Section 3.4(b), or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 3.4(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this
Section 3.4(b) may be enforced by specific performance.

                  3.5 Liability to Third Parties. None of the Board of Managers, the Managers or any Member shall be liable for the debts, obligations or liabilities of the Company or of any other Member, including under a judgment decree or order of a court.

                  3.6 Withdrawal. No Member may retire, resign or withdraw from the Company.

                  3.7 Lack of Authority. No Member, acting in its capacity as a Member, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                                  ARTICLE IV.
                              CAPITAL CONTRIBUTIONS

                  4.1 Capital Contributions. (a) Initial Capital Contributions. Prior to the execution of this Agreement, each Member has contributed cash to the Company in the following amounts (as to each, "INITIAL CAPITAL CONTRIBUTION"), and on the execution of this Agreement, each Member shall receive its Membership Interests in the corresponding amounts:


              Member                        Contribution              Initial Membership Interest
              ------                        ------------              ---------------------------
                OCM                          $657,596.59                          95%
                EXCO                         $ 34,610.35                           5%


                  (b) Additional Capital Contributions. If the Board of Managers determine that the amounts contributed to the Company by the Members with regard to the Initial Capital Contributions are insufficient to carry out the purposes of the Company, then on approval of and within three (3) days of receipt of notice (the "CONTRIBUTION DUE DATE") provided by the Board of Managers, the Members shall make additional Capital Contributions (for which each Member shall be responsible for its pro rata share thereof) to the Company, not to exceed an aggregate total of $50,000,000 (including the Initial Capital Contributions of the Members), unless a higher total is otherwise approved unanimously by the members of the Board of Managers of the Company. A Member may contribute to the Company in satisfaction of all or a part of its additional Capital Contributions, if consistent with the purposes of this Company and approved by Board of Managers, securities purchased by such Member on behalf of the Company, the value of which (the "CONTRIBUTION VALUE") shall be equal to the price paid to purchase such securities, plus (i) any commissions or expenses (legal or otherwise) incurred by such Member in connection with such purchase or transfer of such securities to the Company and (ii) interest on the price paid to purchase the securities, inclusive of funds paid in respect of accrued interest or dividends thereon (and on any expenses incurred or commissions paid in connection with such purchase), computed at a 15% annual rate (net of any liabilities actually assumed by the Company and liabilities to which such contributed property is subject).

                  (c) Remedies for Failure to Fund Additional Capital Contributions. If the Board of Managers calls for additional Capital Contributions in accordance with Section 4.1(b) above and one or more Members fail to make their required additional Capital Contribution within three (3) days after delivery of notice to such party(ies), then the following shall occur (unless waived in writing by the non-defaulting Members):

                  (i) if one but not all of the Class A Members fails to so fund its additional Capital Contribution, then the Class B Member(s) shall permit the other Class A Members to fund such defaulting Class A Member's portion (with such proportionate adjustments to the applicable Membership Interests and Sharing Ratios as determined by the Class A Members); if the Class A Members collectively continue to fail to fulfill their additional Capital Contribution(s) past the Contribution Due Date, then the defaulting Class A Member shall pay interest to the Company on the amount of such additional Capital Contribution equal to the greater of 10% or the General Interest Rate per annum from the Contribution Due Date until such deficit amount is paid in full; and

                  (ii) if any of the Class B Members fail to so fund their additional Capital Contribution within fifteen (15) days from its Contribution Due Date and each of the Class A Members have funded their additional Capital Contribution(s) by the Contribution Due Date, then, until such date as the defaulting Class B Member funds its additional Capital Contribution, the Class A Members shall be entitled to purchase from such defaulting Class B Member such Member's Membership Interests for consideration equal to the lesser of the actual price paid by such Class B Member for its Membership Interests (less any distributions made to such Class B Member on such interest) or the fair market value of such Class B Member's Membership Interest. For purposes of this subsection, "fair market value" shall mean the value of cash and securities together that would be distributed to such Member upon liquidation as set forth in Section 12.2(a)(iii) and (b) of this Agreement; and


                  (iii) if any Class B Member fails to so fund its additional Capital Contribution by its Contribution Due Date (unless such Class B Member's Membership Interest is purchased pursuant to paragraph (ii) above), then such defaulting Member shall pay interest to the Company on the amount of such additional Capital Contribution equal to the greater of 10% or the General Interest Rate per annum from the Contribution Due Date until such deficit amounts are paid in full.

                  4.2 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

                  4.3 Advances by Members. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Board of Managers' consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.3 shall constitute a loan from the Member to the Company, shall bear interest at a rate equal to the greater of (a) 10% or (b) the General Interest Rate, in either case from the date of the advance until the date of payment, is not a Capital Contribution and shall be subject to such other terms and conditions as may be agreed upon between such Member and the Company.

                  4.4 Capital Accounts. (a) A Capital Account ("CAPITAL ACCOUNT") shall be established for each Member and shall equal the Capital Contribution of the Member, as adjusted for any allocations of Profit made to the Member pursuant to Section 5.1 and any special allocations of income and gain, minus all cash and the value on the date of distribution of other assets distributed to the Member (net of any liabilities actually assumed by such Member and liabilities to which such distributed property is subject) and minus any allocation of Losses made to the Member pursuant to Section 5.1 and any special allocation of expenses.

                  (b) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulation, except that no such interpretation or application shall adversely affect the economic interest of any Member. In the event the Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed or any item entering the definition of Profit or Loss is allocated in order to comply with such Treasury Regulation, the Tax Manager may make such modification, or amend this Agreement, if and to the extent that the amendment or modification does not materially adversely affect the economic interests of any Member. If unanticipated events might otherwise cause this Agreement not to comply with such Treasury Regulation, the Tax Manager may amend this Agreement or otherwise modify the procedures employed by the Tax Manager without the approval of any Member if and to the extent that the amendment or other modification does not materially adversely affect the economic interests of any Member.

                                   ARTICLE V.
                          ALLOCATIONS AND DISTRIBUTIONS

                  5.1 Allocations. The Profits and Losses of the Company, as the case may be, and each item of income, loss and deduction or credit entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

                  (a) After effecting the allocations provided for in subparagraphs (b), (d) and (f) below, Profits and Losses as computed for book accounting purposes for any Fiscal year shall be allocated among the Member in such manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Member, (ii) such Member's share of "minimum gain" (as determined according to Treasury Regulation Sections 1.704-2(g)) and (iii) such Member's "partner nonrecourse debt minimum gain" (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amount, positive or negative, that would be distributed to such Partner or for which such Partner would be liable to the Partnership under this Agreement, determined as if the Partnership were to (x) liquidate the assets for an amount equal to their book value (i.e., an amount that generated no further Profits or Losses),
(y) pay the liabilities of the Partnership from the proceeds of such liquidation and (z) distribute the remaining proceeds of such liquidation pursuant to
Section 5.3.

                  (b) Prior to making the allocations provided for in subsection
(a), the Board of Managers may make such allocations as it believes reasonably necessary to comply with Treasury Regulations Section 1.704-1(b) and 1.704-2 (including, without limitation, the "minimum gain chargeback," "partner nonrecourse debt" and "qualified income offset" provisions of such regulations). If the Board of Managers makes any allocations pursuant to this subsection (b), the Board of Managers may make offsetting allocations so that the net allocations to any Member shall, to the extent possible, be the same as the allocations that would have been made pursuant to subsection (a) without regard to this subsection (b).

                  (c) Subject to Code Section 704(c), all items of taxable income, gain, loss and deduction or credit shall be allocated to the Partners in accordance with the corresponding allocations of Profit, Loss, income and expense made pursuant to this Section 5.1.

                  (d) If any asset is distributed in kind, the difference between its fair market value (determined in accordance with Section 5.3(a)) and the value at which it is carried on the Partnership's books at the time of such distribution shall, for the purpose of maintaining Capital Accounts, be treated as an item of Profit or Loss and allocated pursuant to the terms of Section 5.1.

                  (e) Items of tax expense payable by the Company, or withheld on income received by the Company, shall be allocated to the Members in the same proportion that the income with respect to which such expense is incurred is allocated; provided however, that (i) when an item of tax expense payable by the Company or when a withholding tax on income received by the Company, is calculated, under applicable law, with respect to income allocable to some (but not all) of the Members, or, (ii) to the extent income allocable to some of the Members is exempt from tax in the hands of the Company, such tax expense or withholding tax shall be allocated, as reasonably determined by the Board of Managers, only to such Members to whom allocations of income are subject to tax in the hands of the Company. If income earned by the Company is subject to tax in the hands of the Company with respect to income allocable to some, but not all, of the Members, the Board of Managers shall either (i) distribute on a current basis to Members whose allocable shares of income from the Company are not subject to tax in the hands of the Company, such reduction in tax payable by the Company, or (ii) make other appropriate adjustments to distributions to the Members.

                  5.2 Time of Allocation. The allocations in Section 5.1 shall be made as of the end of each Fiscal Year of the Company, and any other date the Board of Managers believes is necessary to correctly reflect the economic relations of the Board of Managers. The Board of Managers shall use reasonable efforts to determine and allocate all Profits and all Losses of the Company with respect to each Fiscal Year within 90 days after the end of each Fiscal Year.

                  5.3 Distributions. (a) From time to time (but at least once each calendar year), the Board of Managers shall determine in its judgment to what extent (if any) the Company's cash on hand or other property exceeds its current and anticipated needs, including, without limitation, for Operating Expenses, debt service, acquisitions, and a contingency reserve. If such an excess exists, the Board of Managers shall cause the Company to distribute an amount of cash equal to such excess to those Members who have made all Capital Contributions properly requested by the Board of Managers in accordance with
Section 4.1 hereof in the following priorities:

                  First, until Class A Members realize a IRR (as defined below) of 15%, distributions from the Company shall be allocated 95% to the Class A Members and 5% to Class B Members;

                  Second, after Class A Members have realized a IRR of 15%, and until Class A Members realize a IRR of 25%, distributions from the Company shall be allocated 80% to Class A Members and 20% to Class B Members; and

                  Third, after Class A Members have realized a 25% IRR, all distributions shall be allocated 75% to Class A Members and 25% to Class B Members.

No Member shall be entitled to receive any distributions from the Company unless such Member has made all Capital Contributions properly requested by the Board of Managers in accordance with Section 4.1 hereof. For purposes of this Section 5.3(a), "IRR" for a Member shall mean the nominal internal rate of return calculated on a daily basis over the period from the date of the initial Capital Contribution by such Member to the date in question. IRR shall be determined based upon cash or property contributed by the Class A Members to the Company (valued at their Contribution Value as of the date of such contribution) and cash or property distributed by the Company to the Class A Members (valued as of the date of distribution); provided, however, that if distributions other than cash are made to the Members, such distributions shall be valued at the time of distribution as follows, unless the Board of Managers reasonably determines in good faith that the result derived from the following formulae differs materially from the fair market value (as determined by unanimous vote of the Managers of the Company appointed by OCM and EXCO or, if such Managers are unable to collectively make such determination, by an independent nationally-recognized appraiser appointed by the Managers) of such security or property as of the date of distribution:



         (i) Debt (if such debt has been              95% of the quoted market price
         traded within the preceding ten              of such debt on the last day
         trading days):                               such debt was traded prior to
                                                      the date of determination,
                                                      together with accrued interest
                                                      owing thereon;



         (ii) Debt (if such debt is                   95% of the face amount of the
         nonpublic bank debt or secured               debt, together with accrued
         debt that has not been traded                interest owing thereon;
         within the preceding ten trading
         days, but is current as to
         interest payments and is not
         otherwise in default):

         (iii) Registered equity securities:           85% of the quoted market price
                                                       on the last day on which such
                                                       securities were traded; and




         (iv) Unregistered equity                      At the fair market value
         securities or other securities                (determined in accordance with the
         or assets                                     preceding paragraph), giving
                                                       effect to illiquidity and
                                                       transferability discounts.



                  (a) No distribution shall be declared and paid unless after the distribution is made, the assets of the Company are in excess of all liabilities of the Company (as determined in accordance with accounting principles applied on a consistent basis), except liabilities to Members on account of their Capital Contributions.

                  5.4 Withholding. The Tax Manager is hereby authorized to withhold, out of any distributions that would otherwise be made to any Member, an amount equal to the amount of foreign or United States federal, state or local payments, that the Tax Manager determines the Company or the Tax Manager is required to withhold or to pay to a taxing authority with respect to or on behalf of such Member, and to file all necessary reports relating to such withholding or payment as may be required by law; provided however, that the Tax Manager shall actually distribute such amounts to the extent there is a subsequent determination that the amount withheld (and not yet remitted) is not owed to any taxing authority. Any amounts so withheld or paid shall be deemed actually distributed to such Member for all purposes of this Agreement. Notwithstanding the foregoing, if any such amounts are deemed for tax purposes to be a Company deduction or expense, the amount of any such deduction or expense shall be specially allocated to the pertinent Member. If at any time (x) the amount required to be withheld or paid by the Company or the Tax Manager with respect to or on behalf of any such Member shall exceed (y) the amounts that are then available for distribution to such Member, the Tax Manager shall notify such Member of the amount of such excess, and such Member (whether or not it is then a Member) shall promptly pay over to the Tax Manager cash equal to such amount. Each Member shall indemnify the Company and the Tax Manager and their respective affiliates and members and hold each of them harmless from any liability with respect to any taxes, penalties or interest required to be withheld or paid to any taxing authority by the Company or the Tax Manager for or on behalf of such Member or with respect to such Member. If any entity taxable as a partnership in which the Company invests requires the Company to make any payments or reduces distributions to the Company because of such entity's withholding obligations, the Company may reduce distributions to or request reimbursement from such of its Members as were indirectly responsible for the payment to or the withholding by such entity, taking into account the extent to which the withholding was affected by special characteristics (such as nationality) of such Members.

                                  ARTICLE VI.
                                BOARD OF MANAGERS


                  6.1 Management. Except for situations in which the approval of the Members is required under this Agreement, the Delaware Act or otherwise by applicable law,

(a) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be wholly managed under the direction of, the Board of Managers; and (b) the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement. In managing the business and affairs of the Company and exercising its powers, the Board of Managers shall act (x) collectively through meetings or written consents, (y) through committees pursuant to Section 6.16 or
(z) through a Manager or Managers to whom authority and duties have been delegated to such Person as the Board of Managers may deem advisable.

                  6.2 Number and Qualifications. The number of Managers appointed to the Board of Managers shall not be less than one nor more than five, as the Members holding a majority of the Membership Interests may determine from time to time, but no decrease in the number of Managers shall shorten the term of an incumbent Manager. Managers need not be Members or residents of the State of Delaware. The Managers may elect a chairman of the Board of Managers who shall preside at meetings of the Board of Managers.

                  6.3 Election and Term. At the first annual meeting of the Members, and at each annual meeting thereafter, the Members shall elect the Managers to serve on the Board of Managers in accordance with the terms of this Agreement. Unless removed in accordance with this Agreement, the Managers shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation or removal. Each Manager shall hold office until resignation or removal in accordance with this Agreement. A Manager may resign at any time by giving notice to the Members. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the last Member to receive such resignation.

                  6.4 Designation of Members of the Board of Managers. The Class A Members hereby designate and appoint Vincent J. Cebula and Stephen A. Kaplan to the Board of Managers. The Class B Members hereby designate and appoint Douglas H. Miller to the Board of Managers.

                  6.5 Vacancy. Any vacancy occurring for any reason in the number of Managers comprising the Board of Managers shall be filled by the approval of a majority of the Members or otherwise in accordance with the Delaware Act (but in each case in accordance with the terms of this Agreement providing for Class A Members to elect two Managers and Class B Members to elect one Manager to the Board of Managers). A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

                  6.6 Removal. At a meeting called expressly for the purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the approval of a majority of the class of Members (e.g., Class A Members) electing such Manager.

                  6.7 Place of Meetings. All meetings of the Board of Managers may be held either within or without the State of Delaware.

                  6.8 Annual Meetings of Managers. The annual meeting of Managers shall be held, without further notice, immediately following the annual meeting of Members, and at the same place, or at such other time and place as shall be fixed by Members holding a majority of the Membership Interests.

                  6.9 Special Meetings of the Board of Managers. Special meetings of the Board of Managers may be held at any time upon one day's notice at a time and place as is from time to time determined by Members holding a majority of Membership Interests or by any Manager then in office.

                  6.10 Quorum. At all meetings of the Board of Managers, the presence of a majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by applicable law. Subject in all events to the limitation on actions that may be taken by the Board of Managers, the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers, except as otherwise provided by applicable law, the Certificate or this Agreement. If a quorum is not present at any meeting of the Board of Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  6.11 Attendance and Waiver of Notice. Attendance of a Manager at any meeting constitutes a waiver of notice of the meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Managers need be specified in the notice or waiver of notice of a meeting.

                  6.12 Compensation of Managers. Managers, as members of the Board of Managers, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time approved by Members holding a majority of the Membership Interests. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board of Managers. This Agreement shall not be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder, excluding any portion of their overheard allocable to Company activities.

                  6.13 Standards and Conflicts. (a) Each Manager shall be liable for errors or omissions in performing his or her duties with respect to the Company only in the case of bad faith, gross negligence, or breach of the provisions of this Agreement but not otherwise. The Managers shall devote such time and effort to the Company business and operations as is necessary to promote fully the interests of the Company; however, neither any Manager nor any Member must devote full time to Company business.

                  (a) Subject to the other express provisions of this Agreement, the Managers, each Member and each officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others with no obligation to offer to the Company or any Member or officer of the Company the right to participate therein.

                  (b) The Company may transact business with any Managers, any Member, or officer or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties and the terms of those transactions are approved by the Board of Managers; and provided, further, that to the extent that it is commercially reasonable to explore transactions (of any kind) between EXCO and the Company (other than as specifically contemplated by this Agreement), the Board of Managers will consider such a transaction, although neither EXCO, OCM or the Company shall be required to effectuate such a transaction without approval of each of EXCO, OCM and the Company.

                  6.14 Agents, Officers and Employees. The Board of Managers may, from time to time, designate one or more Persons to be agents or officers of the Company and may hire other employees for the Company. No agent, officer or employee need be a resident of the State of Delaware, a Member or a Manager. Any agents or officers so designated shall have such authority and perform such duties as the Board of Managers may, from time to time, delegate to them. The Board of Managers may assign titles to particular agents and officers. The agents and officers shall not be entitled to compensation for their services as such, but the agents, officers and other employees shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service to the Company and shall be entitled to salaries as employees of the Company.

                  6.15 Reliance. Any Person dealing with the Company, other than a Member, may rely on the authority of any two Managers or agents thereof in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

                  6.16 Committee of Managers. The Managers may, by resolution, designate from among the Managers one or more committees, each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Board of Managers, replace absent or disqualified Managers at any meeting of that committee. Such committee shall have and may exercise all of the authority of the Board of Managers, subject to the limitations set forth in the Delaware Act or in the establishment of the committee by the Board of Managers. Any members thereof may be removed at any time by majority of the Managers.

                  6.17 Other Committees. Other committees having and exercising the authority of the Board of Managers in the management of the Company may be designated by a resolution adopted by a majority of the Managers. Except as otherwise provided in such resolution, members of each such committee shall be appointed by the Board of Managers. Any members thereof may be removed by a majority of the Board of Managers whenever in its judgment the best interests of the Company shall be served by such removal.

                  6.18 Actions Without a Meeting and Telephonic Meetings. Notwithstanding any other provision contained in this Article, all actions of the Board of Managers may be taken by written consent without a meeting so long as such consent is then delivered to all Managers, or any meeting thereof may be held by means of a conference telephone, provided that the requisite number of Managers consents thereto or participates therein and notice of the actions taken is provided to any Managers not in attendance.

                                  ARTICLE VII.
                               MEETING OF MEMBERS

                  7.1 Meetings. All meetings of the Members shall be held at the principal offices of the Company designated in Section 2.3 of this Agreement, or at such other place within or without the State of Delaware as set forth in the respective notice or waivers of notice of the meeting.

                  (a) Annual Meeting of Members. The annual meeting of
Members for the election of Managers and the transaction of other business that properly comes before the meeting, shall be held at the time and date designated by the Board of Managers from time to time and stated in the notice of the meeting. The annual meeting shall be called in the same manner as provided in this Agreement for special meetings of the Members, except that the purposes of the meeting need be enumerated in the notice of the meeting only to the extent required by applicable law.

                  (a) Special Meetings of Members. Special meetings of Members may be called by any Manager or by Members holding a majority of the Membership Interests of the Company.

                  (b) Notice of Meetings. Written or printed notice stating the place, day and time of the meeting and, in the case of special meetings, the purpose of the meeting shall be delivered to each of the Members no later than five (5) days prior to the meeting date. If mailed, the notice shall be deemed to be delivered five (5) business days after having been deposited in the United States mail, addressed to the Member at the Member's address as it appears on the records of the Company. Failure by a Member to receive such notice shall have no bearing on the binding nature of actions taking at any meeting so long as a quorum was present at such meeting.

                  (c) Quorum. The presence at a meeting of those Members that hold a majority of Membership Interests constitutes a quorum, but only for those matters for which the a higher quorum is not required by applicable law. The Members may not act on matters at a meeting for which a greater affirmative vote of such Members is required than is present. Once a quorum is present, the withdrawal from the meeting before adjournment, or the refusal to vote, shall not affect the presence of a quorum at the meeting. If, or to the extent that, a quorum is not present at any meeting, then the Members entitled to vote at the meeting may adjourn or recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  (d) Member Voting. Each outstanding Membership Interest shall be entitled to one vote on each matter submitted to a vote for approval by the Members unless otherwise provided by law.

                  7.2 Approval or Ratification of Acts or Contracts by Members. The Board of Managers, in its discretion or as required by the terms of this Agreement, may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by Members holding a majority of the Membership Interests of the Company shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company. Notice of the next Members' meeting shall be furnished to Members at least five days before such meeting, provided that any such notice may be waived by any Member who does not receive such notice and such waiver shall be deemed given by a Member with respect to any meeting attended by such Member; provided further that any action that may be taken at an annual or special meeting of the Members, may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, is signed by Members holding a majority of the Membership Interests.

                  7.3 Actions Without a Meeting and Telephonic Meetings. Notwithstanding any other provision contained in this Article, all actions of the Members provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone, provided that the requisite number of Members consent thereto or participates therein in accordance with the Delaware Act.

                                 ARTICLE VIII.
                                 INDEMNIFICATION

                  8.1 Indemnification. Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "PROCEEDING"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager or Member of the Company or while a Manager or Member of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

                  8.2 Advance Payment. The right to indemnification conferred in this Article VIII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 8.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Manager or Member of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article VIII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

                  8.3 Indemnification of Officers, Employees and Agents. The Company, by adoption of a resolution of the Members, may indemnify and advance expenses to officers, employees or agents of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a Manager or a Member under this Article VIII; and the Company may indemnify and advance expenses to Persons who are not or were not a Manager, a Member, employees or agents of the Company but who are or were serving at the request of the Company as a, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against them and incurred by them in such a capacity or arising out of their status as such Persons to the same extent that it may indemnify and advance expenses to a Manager or Members under this Article VIII.

                  8.4 Appearance as a Witness. Notwithstanding any other provision of this Article VIII, the Company may pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness or other participation in a Proceeding at a time when such Manager is not named defendant or respondent in the Proceeding.

                  8.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section 8.3 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, other agreement, vote of Members or otherwise.

                  8.6 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnity such Person against such expense, liability or loss under this
Article VIII.

                  8.7 Member Notification. Any indemnification of or advance of expenses to a Manager or Member in accordance with this Article VIII shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

                  8.8 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless any Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including, without limitation, attorneys' fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law.

                                  ARTICLE IX.
                                     TAXES

                  9.1 Tax Manager. OCM is hereby designated the "tax matters partner" (the "TAX MANAGER") for purposes of Section 6231(a) of the Code (and regulations thereunder).

                  9.2 Tax Returns. The Tax Manager shall cause to be prepared and filed all necessary federal, state and foreign income tax returns for the Company, including making the elections described in Section

                  9.3. Each Member shall furnish to the Tax Manager all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.


                  9.3 Tax Elections. The Tax Manager, on behalf of the Company, shall make the following elections on the appropriate tax returns:

                  (a) to adopt the calendar year as the Company's fiscal year (unless otherwise modified by approval of the Board of Managers),

                  (a) to adopt the cash method of accounting if permitted by the Code and to keep the Company's books and records on the income-tax method;

                  (b) if a distribution of Company property as described in
section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

                  (c) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

                  (d) any other election the Board of Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor the Board of Managers nor a Member may make an election for the Company to be taxed as a corporation or excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election. If a distribution or transfer event described in clause (c) above occurs, the Member requesting an adjustment of the basis of Company properties shall bear and pay any and all appraisal costs incurred by the Company in connection with such adjustment.

                                   ARTICLE X.
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

                  10.1 Maintenance of Books. The Company shall keep books and records of accounts. The books of account for the Company shall be maintained on a cash basis if permitted by the Code in accordance with the terms of this Agreement. The calendar year shall be the accounting year of the Company.

                  10.2 Reports. On or before the 120th day following the end of each fiscal year during the term of the Company, the Board of Managers shall cause each Member to be furnished with a balance sheet, an income statement, a statement of changes in Members' capital of the Company, and a statement of cash flow for, or as of the end of, that year. These financial statements shall be prepared using the cash basis of accounting (if the Company then utilizes the cash-basis of accounting) in accordance with accounting practices followed for United States federal income tax reporting purposes, and also prepared pursuant to generally accepted accounting principles. The Board of Managers shall select and retain an independent accounting firm to audit the annual financial statements and books of the Company, at the cost of the Company. The Board of Managers shall also furnish unaudited financial statements for the Company for each of the first three quarters of each fiscal year during the term of the Company. The Board of Managers also may cause to be prepared or delivered such other reports as it may deem appropriate. The Company shall bear the costs of all such reports.

                  10.3 Accounts. The Board of Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for funds of the Company, which accounts shall be in the name of the Company, and opened with financial institutions that the Board of Managers determines. The Board of Managers may not commingle the Company's funds with the funds of the Members or their affiliates.

                                  ARTICLE XI.
                             BANKRUPTCY OF A MEMBER

                  11.1 Bankrupt Members. If any Member becomes Bankrupt ("BANKRUPT MEMBER"), the Company shall have the option, exercisable by notice from the Board of Managers to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the Board of Managers; however, if those Persons do not agree on the fair market value on or before the

30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent nationally-recognized appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, such Person may designate another independent nationally-recognized appraiser who, with the initial appraiser, will then together select a third nationally-recognized independent appraiser to determine the fair market value of the Bankrupt Member's interest. The determination by such final chosen appraiser shall be binding on the Members.

                                  ARTICLE XII.
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

                  12.1 Dissolution.

                  (a) The Company shall dissolve and its affairs shall be wound up on the written consent of the Board of Managers and the consent of a majority of the Members or otherwise in accordance with the Delaware Act.

                  (b) As soon as possible following the occurrence of the vote specified in Section 12.1(a) effecting the dissolution of the Company, the Board of Managers of the Company shall execute a statement of intent to dissolve in such form as shall be presented by the Delaware Secretary of State and file same with the Delaware Secretary of State's office.

                  12.2 Liquidation and Termination. (a) On dissolution of the Company, the Board of Managers shall act as liquidator or may appoint one or more Members as liquidator, or, if the Board of Managers is unavailable for reasons of death, retirement, resignation, Bankruptcy or any other reason, the majority of Members may appoint such liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Managers. The steps to be accomplished by the liquidator are as follows:

                  (i) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of independent public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (ii) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.3) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                  (iii) all remaining assets of the Company shall be distributed in accordance with the Members' Capital Account balances (after adjusting such Capital Accounts for all Profits and Losses of the Company for the year of liquidation, including all Profits and Losses related to liquidation and to distributions in kind pursuant to Section 5.1(d).

                  (b) All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.2. The distribution of cash and/or property to a Member in accordance with the provisions of this
Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

                  12.3 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

                  12.4 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to
Section 2.5, and take such other actions as may be necessary to terminate the Company.

                  12.5 Return of Contribution Non-recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of such Member's Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash or other property contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                 ARTICLE XIII.
                               GENERAL PROVISIONS

                  13.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

                  13.2 Notices. Except as expressly set forth to the contrary in this Agreement, any notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the other Members. A copy of any notice shall simultaneously be provided (in accordance with the foregoing means) to counsel designated by each of the Members on Exhibit B herefor or subsequently designated in writing by a Member to the Board of Managers. Any notice, request, or consent to the Company or the Board of Managers must be given to the Board of Managers at the following address: 550 South Hope Street, Suite 2200, Los Angeles, CA 90071. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                  13.3 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

                  13.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

                  13.5 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed and agreed to by each of (i) the Members holding a majority of Membership Interests, (ii) OCM and (iii) EXCO.

                  13.6 Binding Effect. This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

                  13.7 Arbitration.

                  (a) Submission Requirement. Before the institution of litigation between any persons relating to any aspect of the Company or this Agreement, a party seeking redress hereunder or the interpretation of any provision hereof shall submit the claim or issue for interpretation to binding arbitration. The party submitting the claim or issue shall notify in writing the party or other persons against whom redress is sought or who would be affected by the interpretation, to offer those parties an opportunity to participate in the proceeding. The notice shall describe the nature of the claim or issue submitted, the provision or provisions of this Agreement which is or are the basis of the claim or issue submitted, and the material facts surrounding the claim or issue for interpretation. On delivery of the notice, the claim or issue shall be deemed to have been submitted to arbitration.

                  (b) Appointment of Arbitrators. Each party shall appoint one arbitrator to arbitrate the subject issue. The arbitrators shall be appointed within fifteen (15) days of the date of the foregoing described notice. If one party fails or refuses to appoint an arbitrator, then the first arbitrator appointed shall appoint a second arbitrator. Within thirty (30) days of the last of those appointments, the two arbitrators shall appoint a third arbitrator. If the two arbitrators are not able to agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by a justice of a court of competent jurisdiction in Los Angeles County, California. Each party appointing an arbitrator or for whom an arbitrator is appointed shall bear all costs and expenses associated with that arbitrator, and the cost and expenses associated with the third arbitrator (or the appointment of the third arbitrator) shall be borne equally by the parties.

                  (c) Arbitration Proceeding. Within thirty (30) days after the appointment of the foregoing described arbitrators, the parties shall hold an arbitration proceeding before the arbitrators at a time and place selected by the parties. If the parties cannot agree on a time and place for the arbitration proceeding, the rules of the American Arbitration Association shall govern.

                  (d) Binding Decision. Within ten (10) days after the conclusion of the arbitration proceeding the arbitrators shall render a written decision of the arbitration. The arbitrators may award costs, including attorney's fees, to the prevailing party. The decision of the arbitrators is binding on the parties, and after the completion of the arbitration, a party to the arbitration may not institute litigation to reverse the decision of the arbitrators. It may, however, institute litigation in Los Angeles County, California, to enforce the claim or issue determined by the arbitration proceeding. Once a claim or issue is submitted to arbitration, neither party may institute litigation regarding the claim or issue submitted, except to enforce that arbitration decision.

                  13.8 Governing Law; Venue; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Delaware Act, the applicable provision of the Certificate or the Delaware Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law. Each of the Members hereby consents to be subject to the nonexclusive jurisdiction of the courts of the State of California located in the county of Los Angeles, and to arbitration located exclusively in the county of Los Angeles, California.

                  13.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

                  13.10 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

                  13.11 Notice to Members of Provisions of this Agreement. By executing this Agreement each Member acknowledges that it has actual notice of
(a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article III, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, including, without limitation, any notice requirement under Chapter 8 of the Delaware Uniform Commercial Code, and each Member hereby waives any requirement that any further notice thereunder be given.

                  13.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the undersigned, being all of the Members of the Company, have executed this Agreement as of the date first set forth above.

                                    MEMBERS:

                                    EXCO Resources, Inc., a Texas corporation



                                    By: /s/ DOUGLAS H. MILLER
                                       -----------------------------------------
                                          Douglas H. Miller
                                          Chief Executive Officer



                                    OCM Principal Opportunities Fund, L.P.



                                    By:  Oaktree Capital Management, LLC, its
                                    general partner



                                    By: /s/ STEPHEN A. KAPLAN
                                       -----------------------------------------
                                          Stephen A. Kaplan
                                          Principal


                                    By: /s/ VINCENT J. CEBULA
                                       -----------------------------------------
                                         Vincent J. Cebula
                                         Managing Director

                                    EXHIBIT A

                                     MEMBERS


Name & Address of Members                        Initial Contribution              Sharing Ratio
-------------------------                        --------------------              -------------
CLASS A MEMBER(S):

OCM Principal Opportunities Fund, L.P.               $657,596.59                        95%
550 S. Hope Street,
Suite 2200
Los Angeles, CA  90071
Attn:  Vincent J. Cebula

CLASS B MEMBER(S):

EXCO Resources, Inc.                                  $34,610.35                        5%
5735 Pineland Drive, Suite 235
Dallas, TX  75231
Attn: Douglas H. Miller

                                    EXHIBIT B

                                COUNSEL DESIGNEES



If to OCM:                           Milbank, Tweed, Hadley & McCloy
                                     601 South Figueroa Street, 30th Floor
                                     Los Angeles, CA  90017
                                     Facsimile:  (213) 629-5063
                                     Attention:  Eric H. Schunk, Esq.

If to EXCO, a copy to:               EXCO Resources, Inc.
                                     5735 Pineland Drive, Suite 235
                                     Dallas, TX  75231
                                     Facsimile:  (214) 368-2087
                                     Attention:  Richard E. Miller, Esq.,
                                                 Secretary and General Counsel

                     OCM PRINCIPAL OPPORTUNITIES FUND, L.P.
                     c/o Oaktree Capital Management, L.L.C.
                         550 S. Hope Street, 22nd Floor
                          Los Angeles, California 90071


                                 October 9, 1998


EXCO Resources, Inc.
5735 Pineland Drive, Suite 235
Dallas, Texas  75231

              Re: EXCO Energy Investors, L.L.C. Operating Agreement

Gentlemen:

                  As the two original Members of EXCO Energy Investors, L.L.C., a Delaware limited liability company (the "Company"), OCM Principal Opportunities Fund, L.P. ("OCM") and EXCO Resources, Inc. ("EXCO") have entered into a Limited Liability Company Agreement dated as of October 9, 1998 (the "Operating Agreement") providing for the governance of the Company. In order to establish certain additional terms that shall govern the management of the Company (such terms being unique to the relationship between OCM and EXCO in their capacities as the initial Members of the Company), we would like you to confirm your agreement with the following additional provisions that shall govern OCM and EXCO's management of the Company. Capitalized terms not otherwise defined in this letter shall have the meaning assigned to such terms in the Operating Agreement.

          1. Irrespective of the provisions regarding approval by the Board of Managers set forth in the Operating Agreement, the Managers appointed to the Company's Board of Managers by OCM (the "OCM Managers") hereby agree to obtain the prior consent of the Manager appointed to the Company's Board of Managers by EXCO (the "EXCO Manager"), prior to the Company's making of any investment set forth in Section 2.4(a) of the Operating Agreement, including any investment by the Company in any asset, bond, note, bank debt, royalty interest or equity securities.

          2. If (x) the Company has cash in hand or on deposit in excess of $2.5 million at any time for more than five (5) business days;
                  (y) the EXCO Manager requests that the Company distribute all or a portion of such cash to the Members (the "Proposed Distribution"); and (z) the OCM Managers reasonably determine that sufficient cash will be retained by the Company following such Proposed Distribution to fund anticipated operating expenses, liabilities, reserves or capital requirements of the Company and provided further that such Proposed Distribution is then permitted by applicable law, then, as soon as practicable thereafter, the Board of Managers shall vote on whether to make such Proposed Distribution to the Members. In connection with such vote, OCM hereby agrees to cause the OCM Managers to vote in favor of the Proposed Distribution. Notwithstanding the foregoing, nothing contained in this paragraph shall in any way limit the right of OCM or the OCM Managers to call a meeting of the Board of Managers or to otherwise effect distributions or cash or property at other times or of other amounts without the consent or approval of EXCO or the EXCO Manager. If any distribution is approved in accordance with the foregoing sentences, then the Company shall be required to distribute such cash or property to the Members in accordance with Section 5.3 of the Operating Agreement.

          3. Any additional Capital Contributions to be made by OCM and EXCO shall remain proportional to each Member's Membership Interest (for example, immediately following receipt of the Initial Capital Contributions of both initial Members, OCM shall fund 95% of all additional Capital Contributions and EXCO shall fund 5% of all additional Capital Contributions, until such time as such Members' Percentage Interests may be adjusted from time to time in accordance with the terms of the Operating Agreement), regardless of any change in the percentages of distributions to be paid to the Members pursuant to Section 5.3 of the Operating Agreement. Notwithstanding the foregoing, the IRR realized by the Class A Members shall be recalculated to give effect to such additional Capital Contribution, and, if required by such calculation, the priorities with respect to distributions set forth in Section 5.3 of the Operating Agreement shall be readjusted upon each such additional Capital Contribution to give effect to such contribution.

                            [Signature page follows]

                  Please confirm the foregoing understanding by signing and returning the enclosed copy of this letter agreement.

                                Sincerely,

                                OCM Principal Opportunities Fund, L.P.

                                By:    Oaktree Capital Management, LLC
                                Its:   General Partner


                                By:  /s/ STEPHEN A. KAPLAN
                                    --------------------------------------------
                                         Stephen A. Kaplan
                                         Principal



                                By:  /s/ VINCENT J. CEBULA
                                    --------------------------------------------
                                         Vincent J. Cebula
                                         Managing Director



Agreed and accepted as of the
date first set forth above:

EXCO RESOURCES, INC.




By:  /s/ DOUGLAS H. MILLER
    -------------------------------
         Douglas H. Miller
         Chief Executive Officer


                                      -3-